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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Restricted Stock Plan and the 1991 Directors Stock Option Plan of Matrix Pharmaceutical, Inc. of our report dated January 20, 2001, with respect to the consolidated financial statements of Matrix Pharmaceutical, Inc. included in its annual report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

                      Ernst & Young LLP

Palo Alto, California
July 16, 2001

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EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS